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                                                                       EXHIBIT 5

                     Opinion and Consent of Martin Snow, LLP

                                 August 8, 2002


Colony Bankcorp, Inc.
115 S. Grant Street
Fitzgerald, Georgia 31750

         RE:  COLONY BANKCORP, INC. 1999 RESTRICTED STOCK GRANT PLAN

Ladies and Gentlemen:

         This opinion is given in connection with the filing by Colony Bankcorp, Inc., a corporation organized under the laws of the State of Georgia (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement" ) with respect to the registration of 44,350 shares of the $1.00 par value Common Stock of the Company ("Company Common Stock") which may be issued pursuant to the grant of stock (the "Grant") under the Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan (the "Plan").

         In rendering this opinion, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company and certain resolutions of the Board of Directors of the Company relating to the Plan.

         For purposes of this opinion, we assume that all awards of Stock have been granted in accordance with the Plan.

         Based on the foregoing, it is our opinion that the shares of Company Common Stock to be issued upon the grant of stock under the Plan, in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable under the Georgia Business Corporation Code in effect on this date.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Sincerely,
                                       MARTIN SNOW, LLP

                                       /s/ Edward J. Harrell
                                       -----------------------------------------
                                       Edward J. Harrell